UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2021

Acacia Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37771	27-0291921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Mill and Main Place, Suite 400 Maynard, Massachusetts	01754
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 938-4896

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value per share	ACIA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Background

As previously disclosed, on July 8, 2019, Acacia Communications, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Cisco Systems, Inc., a California corporation (“Parent”) and Amarone Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub” and, together with the Company and Parent, the “Parties”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

As previously disclosed, commencing on January 8, 2021, Parent and the Company have been engaged in litigation in the Delaware Court of Chancery (the “Chancery Court”) regarding the Merger Agreement. On January 8, 2021, the Chancery Court issued a temporary restraining order, pursuant to which the Company and Parent continued to be bound by the terms of the Merger Agreement. In connection with the execution of the Amended and Restated Agreement and Plan of Merger described below, the Company and Parent have agreed to dismiss with prejudice such action, including all claims and counterclaims brought by the parties.

Amended and Restated Merger Agreement

On January 14, 2021, the Parties entered into an Amended and Restated Agreement and Plan of Merger (the “Amended and Restated Merger Agreement”). The Amended and Restated Merger Agreement amends and restates the Merger Agreement in its entirety on the terms and subject to the conditions set forth therein.

The Amended and Restated Merger Agreement provides, subject to its terms and conditions, for the acquisition of the Company by Parent at a price of $115.00 per share of the Company’s common stock, $0.0001 par value per share (each, a “Share”), in cash, without interest and subject to deduction for any required withholding tax (the “Merger Consideration”), through the merger of Merger Sub with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent. The Company’s Board of Directors (the “Board”) has unanimously approved the Merger and the Amended and Restated Merger Agreement and recommended that stockholders adopt the Amended and Restated Merger Agreement, and the Company has agreed to hold a stockholders’ meeting to submit the Amended and Restated Merger Agreement to its stockholders for their consideration.

Pursuant to the Amended and Restated Merger Agreement, at the effective time of the Merger (the “Effective Time”):

•

each Share that is issued and outstanding immediately prior to the Effective Time (other than Shares held in the treasury of the Company or owned by Parent or any direct or indirect wholly owned subsidiary of the Company or subsidiary of Parent immediately prior to the Effective Time (all of which will be canceled) and Shares held by holders who properly exercise their appraisal rights under Delaware law) will be automatically converted into the right to receive the Merger Consideration;

•

each Company stock option that is outstanding, vested and unexercised immediately prior to the Effective Time will be canceled and converted into the right to receive in cash the excess, if any, of the Merger Consideration over the exercise price per share of such stock option; provided that, in the event that the exercise price of any such vested stock option is equal to or greater than the Merger Consideration, such stock option will be canceled, without any consideration being payable in respect thereof and have no further force or effect;

•

each Company stock option that is outstanding and unvested immediately prior to the Effective Time will be canceled and converted into the right to receive in cash the excess, if any, of the Merger Consideration over the exercise price per share of such stock option to the extent, and at the applicable times, such unvested option would have become vested under the vesting schedule in place for such option immediately prior to the Effective Time, including under the terms of the Company’s Amended and Restated Severance and Change in Control Benefits Plan (the “CIC Plan”) and any scheduled retention agreement after giving effect to any applicable employment offer documents received from Parent; provided that, in the event that the exercise price of any such unvested stock option is equal to or greater than the Merger Consideration, such stock option will be canceled, without any consideration being payable in respect thereof and have no further force or effect;

•

each Company restricted stock unit (“RSU”) and performance-based restricted stock unit (“PSU”) that is outstanding and vested and has not been settled immediately prior to the Effective Time will be canceled and converted into the right to receive the Merger Consideration; and

•

each RSU and PSU that is outstanding and unvested immediately prior to the Effective Time will be canceled and converted into the right to receive the Merger Consideration to the extent, and at the applicable times, such unvested RSU or PSU would have become vested under the vesting schedule in place for such RSU or PSU immediately prior to the Effective Time, including under the terms of the CIC Plan and any scheduled retention agreement after giving effect to any applicable employment offer documents received from Parent.

The Amended and Restated Merger Agreement contains customary representations and warranties from both the Company, on the one hand, and Parent and Merger Sub, on the other hand. It also contains customary covenants, including covenants providing for each of the Company and Parent to use its reasonable best efforts to cause the Merger to be consummated, subject to certain limitations, and covenants requiring the Company, among other things, (i) to use commercially reasonable efforts to conduct its business in the ordinary course during the interim period between the execution of the Amended and Restated Merger Agreement and the earlier of the termination thereof and the Effective Time, (ii) not to engage in specified types of transactions during such period and (iii) not to solicit proposals or engage in discussions relating to alternative acquisition proposals or change the recommendation of the Board to the Company’s stockholders regarding the Amended and Restated Merger Agreement during such period, in each case except as otherwise permitted by the Amended and Restated Merger Agreement, including in connection with the compliance by the Board with its fiduciary duties under applicable law.

Completion of the Merger is subject to the following mutual closing conditions: (i) adoption of the Amended and Restated Merger Agreement by the Company’s stockholders, (ii) expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, it being understood that the existing clearance of the Merger thereunder, to the extent still in effect, shall be deemed to satisfy such condition, and (iii) the absence of any order issued by a governmental entity of the United States, or the enactment of any legal requirement in the United States prohibiting, making illegal or enjoining the consummation of the Merger. The obligation of the Company to consummate the Merger is conditioned upon the accuracy of the representations and warranties of Parent (subject to certain materiality exceptions), and material compliance by Parent with its covenants under the Amended and Restated Merger Agreement. The obligation of Parent to consummate the Merger is conditioned upon (i) the accuracy of specified representations and warranties of the Company (subject to certain materiality exceptions), (ii) material compliance by the Company of certain of its covenants, and the absence of any intentional or material breach of the Company’s other covenants, under the Amended and Restated Merger Agreement and (iii) the absence of any order issued by any court of competent jurisdiction in the United States or any other legal requirement enacted by a governmental entity of the United States that would prevent or condition the consummation of the Merger or any pending legal proceeding brought by any governmental entity of the United States seeking any of the foregoing.

The Amended and Restated Merger Agreement may be terminated, subject to the terms and conditions of the Amended and Restated Merger Agreement: (i) by mutual written consent of Parent and the Company, (ii) by either the Company or Parent, if a governmental injunction or other legal restraint in the United States prevents the consummation of the Merger, (iii) by either the Company or Parent, if the requisite vote of the Company’s stockholders has not been obtained or (iv) by either the Company or Parent upon the other party’s uncured material breach of any representation, warranty, covenant or agreement under the Amended and Restated Merger Agreement. The Amended and Restated Merger Agreement may also be terminated by the Company to enter into an agreement with respect to a superior proposal, subject to specified conditions, and by Parent, if the Board changes its recommendation regarding the Merger, the Company materially breaches its obligations to hold the stockholder meeting and not to solicit alternative acquisition proposals, the Board fails to reaffirm its recommendation upon Parent’s request in response to an alternative acquisition proposal or fails to recommend against a competing tender offer or exchange offer following its announcement.

In addition to the foregoing termination rights, and subject to certain limitations, either party may terminate the Amended and Restated Merger Agreement if the Merger is not consummated on or before June 14, 2021, or such other date that Parent and the Company may agree upon in writing.

If the Amended and Restated Merger Agreement is terminated under certain circumstances specified in the Amended and Restated Merger Agreement, the Company will be required to pay Parent a termination fee of $197 million (including under specified circumstances in connection with the Company’s entry into an agreement with respect to a superior proposal). The Amended and Restated Merger Agreement amends the previously disclosed July 8, 2019 addendum to the Master Purchase Agreements by and between the Company, Parent and Cisco International B.V., a wholly owned subsidiary of Parent, to provide that no reverse termination fee is payable by Parent to the Company under any circumstances in connection with the Merger or related transactions.

The foregoing description of the Amended and Restated Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Amended and Restated Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective subsidiaries and affiliates. The Amended and Restated Merger Agreement contains representations and warranties by the Company, on the one hand, and Parent and Merger Sub, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the Amended and Restated Merger Agreement, including information in confidential disclosure schedules delivered in connection with the signing of the Amended and Restated Merger Agreement. Moreover, certain representations and warranties in the Amended and Restated Merger Agreement were made as of specified dates, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the Company, on the one hand, and Parent and Merger Sub, on the other hand, rather than establishing matters as facts. Accordingly, the representations and warranties in the Amended and Restated Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company, Parent, Merger Sub or their respective subsidiaries or affiliates at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Amended and Restated Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01. Other Events.

Litigation Update

In connection with the execution of the Amended and Restated Merger Agreement, each of the Company and Parent agreed to request that the Chancery Court dismiss with prejudice the litigation pending between the parties in that court and vacate the temporary restraining order issued by the Chancery Court.

Voting Agreements

On January 14, 2021, concurrently with the execution of the Amended and Restated Merger Agreement, Parent entered into Voting Agreements (the “Voting Agreements”) with each of Murugesan Shanmugaraj, Benny Mikkelsen, Christian Rasmussen and Mehrdad Givehchi (including certain entities holding Shares on their behalf), each a stockholder of the Company and collectively beneficially owning approximately 7% of the outstanding voting power of the Company as of the date hereof, pursuant to which such stockholders agreed, among other things, to vote their Shares in favor of the adoption of the Amended and Restated Merger Agreement and any matter that would reasonably be expected to facilitate the Merger, and agreed to certain restrictions on their ability to take actions with respect to the Company and their Shares.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Voting Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Joint Press Release

On January 14, 2021, the Company and Parent issued a joint press release announcing entry into the Amended and Restated Merger Agreement. A copy of that press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “may,” “should,” “would,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “will” or “continue” or the negative of these terms or other similar expressions are intended to help you identify forward-looking statements. Forward-looking statements may include statements regarding the expected benefits to Parent, the Company and their respective customers from completing the Merger; integration of the Company’s technology into Parent’s networking portfolio, accelerating the trend toward coherent technology and pluggable solutions, supporting Merger Sub’s current merchant business, including the Company’s existing customers and new customers; and the expected completion of the Merger. The forward-looking statements in this Current Report on Form 8-K are only predictions. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. The Company has based these forward-looking statements largely on its current expectations and projections about future events and trends that the Company believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and are subject to a number of risks, uncertainties and assumptions including, without limitation: the risk that the proposed Merger may not be completed in a timely manner, or at all, which may adversely affect the Company’s business and the price of its common stock; obtaining the approval of the Company’s stockholders of the Merger or that other conditions to the closing of the Merger may not be satisfied; the potential impacts on the Company’s business, reputation, relationships, results of operations, cash flows and financial condition as a result of the Merger, uncertainty with respect to the Merger or litigation relating to the Merger; litigation against the Company or its directors or officers related to the Merger, or the Amended and Restated Merger Agreement and any adverse outcome of such litigation; the effects of announcements relating to the Merger and the Amended and Restated Merger Agreement; the costs, fees, expenses and other charges related to the Merger, including with respect to related litigation; risks that the Merger may disrupt the Company’s plans and business operations; risks that the proposed Merger and litigation relating to the Merger may divert management’s attention from the Company’s ongoing business operations, disrupt the Company’s operations and result in potential difficulties in the Company’s ability to attract and retain employees; the occurrence of any event, change or other circumstances that could give rise to the termination of the Amended and Restated Merger Agreement; general economic conditions; the ability of Parent to successfully integrate the Company’s market opportunities, technology, personnel and operations and to achieve expected benefits; and other risks set forth under the caption “Risk Factors” in the Company’s public reports filed with the SEC, including the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020 and in other filings that the Company may make with the SEC from time to time. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as indicative of future events. The Company assumes no obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed Merger and required stockholder approval, the Company will file with the SEC a preliminary proxy statement and a definitive proxy statement. The proxy statement will be mailed to the stockholders of the Company. The Company’s stockholders are urged to read the proxy statement (including all amendments and supplements) and other relevant materials when they become available because they will contain important information. Investors may obtain free copies of these documents (when they are available) and other documents filed with the SEC at its website at www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by the Company by going to the Company’s Investor Relations page on its corporate website at http://ir.acacia-inc.com/ or by contacting Company Investor Relations at (212) 871-3927.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the acquisition. Information about the Company’s directors and executive officers, including their ownership of Company securities, is set forth in the Company’s annual report on Form 10-K filed with the SEC on February 18, 2020, as amended on April 29, 2020, and the Company’s other filings with the SEC. Investors may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed with the SEC.

In addition, Parent and its executive officers and directors may be deemed to have participated in the solicitation of proxies from the Company’s stockholders in favor of the approval of the transaction. Information concerning Parent’s directors and executive officers is set forth in Parent’s proxy statement for its 2020 Annual Meeting of Shareholders, which was filed with the SEC on October 21, 2020, annual report on Form 10-K filed with the SEC on September 3, 2020, Form 8-Ks filed with the SEC on November 13, 2020, November 30, 2020, December 11, 2020, December 17, 2020 and January 7, 2021, and Parent’s other filings with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov or by going to Parent’s Investor Relations website at https://investor.cisco.com.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Amended and Restated Agreement and Plan of Merger, dated as of January 14, 2021, by and among the Company, Parent, and Merger Sub.

99.1	Form of Voting Agreement

99.2	Joint press release issued by Parent and the Company on January 14, 2021.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2021	ACACIA COMMUNICATIONS, INC.

	By:	/s/ Janene I. Ásgeirsson
Janene I. Ásgeirsson
Chief Legal Officer and Secretary